EXHIBIT 5













                 BITUMINOUS 401(k) SAVINGS PLAN

       (As Amended and Restated Effective January 1, 1994)


             (Formerly Known as Bitco Savings Plan)






















                    McDermott, Will & Emery
                            Chicago



                   AMENDMENT AND RESTATEMENT



          WHEREAS, Bituminous Casualty Corporation (the
"company") maintains the Bitco Savings Plan (the "plan"); and

          WHEREAS, pursuant to resolutions adopted by the Executive Committee of the Board of Directors of Bitco
Corporation, the officers of the company have caused to be prepared an amendment and restatement plan to be known as the BITUMINOUS 401(k) SAVINGS PLAN, as described herein;

          NOW, THEREFORE, pursuant to the amending power reserved to the company under Section 10.1 of the Plan, and in exercise of the authority delegated to the undersigned officer of the company, the plan is hereby amended and restated, effective January 1, 1994, as described herein.


Dated this ______ day of ____________, 1994.


                         BITUMINOUS CASUALTY CORPORATION



                         By ________________________________
                            Its ____________________________



                       TABLE OF CONTENTS



                                                           PAGE

SECTION 1                                                   1
Introduction                                                1
     Purpose                                                1
     Effective Date, Plan Year                              1
     Employers                                              1
     Administration of the Plan                             1
     Funding of Benefits                                    2
     Plan Supplements                                       2

SECTION 2                                                   3
Eligibility                                                 3
     Participation                                          3
     Notice and Election of Participation                   3
     Leave of Absence                                       3
     Controlled Group Member                                4
     Leased Employees                                       4

SECTION 3                                                   6
Basic Contributions                                         6
     Election of Participant                                6
     Changes in Basic Contributions                         6
     Earnings                                               6
     Maximum Dollar Limitation on Basic Contributions       7

SECTION 4                                                   8
Employer Contributions                                      8
     Employer Contributions                                 8
     Limitations on Contributions                           8
     Compensation                                          12
     Allocation of Earnings to Distributions of Excess
       Deferrals, Excess Contributions and Excess
       Aggregate Contributions                             12
     Contribution of Old Republic Stock                    13
     Verification of Employer Contributions                13
     No Interest in Employers                              13

SECTION 5                                                  15
Period of Participation                                    15
     Settlement Date                                       15
     Restricted Participation                              16



                                                          PAGE

SECTION 6                                                  17
Investments and Accounting                                 17
     Participants' Accounts                                17
     Investment Funds                                      17
     Elections by Participants                             18
     Transfers Between Funds                               19
     Accounting Dates                                      19
     Adjustment of Participants' Accounts                  19
     Crediting of Basic and Matching Contributions         20
     Dividends and Other Allocations                       20
     Voting of Old Republic Stock; Tender Offers           20
     Contribution Limitations                              21
     Charging Distributions                                22
     Statement of Account                                  22
     Rollovers                                             22
     Transition Rules                                      22

SECTION 7                                                  24
Payment of Account Balances                                24
     Retirement or Death                                   24
     Resignation or Dismissal                              24
     Remainders                                            25
     Manner of Distribution                                25
     Joint and Survivor Annuity                            28
     Designation of Beneficiary                            28
     Distribution of Old Republic Stock                    29
     Missing Participants or Beneficiaries                 30
     Facility of Payment                                   31
     Hardship Withdrawals - Basic Contributions            31
     Hardship Withdrawals - Matching Contributions
       and Rollover Account                                32
     Direct Transfer of Eligible Rollover
       Distributions                                       33

SECTION 8                                                  35
Reemployment                                               35
     Resumption of Participation                           35
     Reinstatement of Remainder                            35





                                                          PAGE

SECTION 9                                                  37
The Committee                                              37
     Membership                                            37
     Committee's General Powers, Rights and Duties         37
     Manner of Action                                      38
     Interested Committee Member                           39
     Resignation or Removal of Committee Members           39
     Committee Expenses                                    39
     Information Required by Committee                     39
     Uniform Rules                                         40
     Review of Benefit Determinations                      40
     Committee's Decision Final                            40

SECTION 10                                                 41
General Provisions                                         41
     Additional Employers                                  41
     Action by Employers                                   41
     Waiver of Notice                                      41
     Gender and Number                                     41
     Controlling Law                                       41
     Employment Rights                                     41
     Litigation by Participants                            41
     Interests Not Transferable                            42
     Absence of Guaranty                                   42
     Evidence                                              42

SECTION 11                                                 43
Amendment and Termination                                  43
     Amendment                                             43
     Termination                                           43
     Vesting and Distribution on Termination               44
     Notice of Amendment or Termination                    44
     Plan Merger, Consolidation, Etc                       45

Supplement A                                              A-1
Supplement B                                              B-1





                 BITUMINOUS 401(k) SAVINGS PLAN

      (As Amended and Restated Effective January 1, 1994)

            (Formerly Known as Bitco Savings Plan)


                           SECTION 1

                         Introduction


      1.1. Purpose. Bituminous 401(k) Savings Plan (the "plan") is maintained by Bituminous Casualty Corporation (the "company") to enable eligible employees to elect to defer a portion of their compensation pursuant to Section 401(k) of the Internal Revenue Code and to acquire an interest in the stock of Old Republic International Corporation ("Old Republic"), and thereby provide for their future security. The plan previously was known as Bitco Savings Plan.


      1.2. Effective Date, Plan Year. The plan was estab-lished as of October 1, 1983. The effective date of the amend-ment and restatement of the plan as set forth herein is January 1, 1994. A "plan year" is the 12-month period beginning on January 1 and ending on the next following December 31.


      1.3. Employers. Any subsidiary or affiliate of the company may adopt the plan with the consent of the company's Executive Committee, as described in subsection 10.1. A "sub-sidiary" of the company is any corporation more than 50 percent of the voting stock of which is owned, directly, or indirectly, by the company. An affiliate of the company is Old Republic and any other corporation more than 50 percent of the voting stock of which is owned, directly or indirectly, by Old Repub-lic. The company and any other subsidiaries or affiliates of the company which adopt the plan are referred to below collec-tively as the "employers" and sometimes individually as an "employer."


      1.4. Administration of the Plan. The plan is admin-istered by a plan committee (the "committee") consisting of three or more persons appointed by the company, as described in
Section 9. Participants will be notified of the identity of the members of the committee, and of any change in committee membership. Any notice or document required to be given to or filed with the committee will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the committee, in care of the company, at 320 18th Street, Rock Island, Illinois 61201.


      1.5. Funding of Benefits. Funds contributed under the plan are held and invested, until distribution, by a trustee (the "trustee") appointed by the company, in accordance with the terms of a trust agreement between the company and the trustee which implements and forms a part of the plan. Partic-ipants will be notified of the identity of the trustee, and of any change in trustee. Copies of the plan and trust agreement, and any amendments thereto, will be on file at the office of the Secretary of the company and of each other employer which adopts the plan where they may be examined by any participant or other person entitled to benefits under the plan. The pro-visions of and benefits under the plan are subject to the terms and provisions of the trust agreement.


      1.6. Plan Supplements. The provisions of the plan may be modified by supplements to the plan. The terms and provisions of each supplement are a part of the plan and super-sede the provisions of the plan to the extent necessary to eliminate inconsistencies between the plan and the supplement.



                            SECTION 2

                          Eligibility


      2.1. Participation. Subject to the conditions and limitations of the plan, each employee of an employer who is a participant in the plan immediately preceding January 1, 1994 will continue as a participant on and after that date. Begin-ning January 1, 1994, each other employee of an employer will become eligible to enroll in the plan in accordance with sub-
section 2.2 and become a participant on the effective date or on the first January 1, April 1, July 1 or October 1 (occurring on or after the first anniversary of his date of hire) on which he meets both of the following requirements:

     (a)  He has attained age 21 years; and

     (b)  He has completed l,000 hours of
          service during the 12-month period
          commencing on his date of hire or
          during a plan year.

An "hour of service" means each hour for which an employee is directly or indirectly paid or entitled to payment by an em-ployer or controlled group member for the performance of duties and for reasons other than the performance of duties, including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an employer or controlled group member, determined and credited in accordance with Department of Labor Reg. Sec. 2530.200b-2.


      2.2. Notice and Election of Participation. The committee will notify each employee of the date on which he becomes eligible for plan participation. An eligible employee may become a participant in the plan by signing and filing an enrollment application and a salary reduction authorization with the committee at such time and in such form as the commit-tee determines. If an employee does not elect to join the plan on the first date he is eligible to do so, he may join the plan on any subsequent quarterly entry date. The committee will furnish each participant and each beneficiary receiving bene-fits under the plan with a copy of a summary plan description.


      2.3. Leave of Absence. A leave of absence will not interrupt continuity of service or participation in the plan.
A "leave of absence" for plan purposes means an absence from work which is not treated by the employer as a termination of employment or which is required by law to be treated as a leave of absence. Leaves of absence granted by an employer will be governed by rules uniformly applied to all employees similarly situated. In the case of a maternity or paternity absence (as defined below) which commences on or after January 1, 1985, an employee shall be credited, for the first plan year in which he otherwise would have incurred a one-year break in service (and solely for purposes of determining whether such a break in service has occurred), with the hours of service which normally would have been credited to him but for such absence (or, if the committee is unable to determine the hours which would have been so credited, 8 hours for each work day of such absence), but in no event more than 501 hours for any one absence. A "maternity or paternity absence" means an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement. The committee may require the employee to furnish such information as the committee con-siders necessary to establish that the employee's absence was for one of the reasons specified above.


      2.4. Controlled Group Member. A "controlled group member" means:

     (a) any corporation which is not an employer but is a member of a controlled group of corporations (within the meaning of Section
          1563(a) of the Internal Revenue Code,
          determined without regard to Sections
          1563(a)(4) and 1563(e)(3)(C) thereof) which
          contains an employer; or

     (b)  any trade or business (whether or not
          incorporated) which is under common
          control with an employer (within the
          meaning of Section 414(c) of the Internal
          Revenue Code).



      2.5. Leased Employees. A leased employee (as defined below) shall not be eligible to participate in the plan. A "leased employee" means any person who is not an employee of an employer or a controlled group member, but who has provided services to an employer or a controlled group member of a type which have historically (within the business field of the em-ployer) been provided by employees, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the employer and a leasing organization. The period during which a leased employee performs services for the employer shall be taken into account for purposes of subsec-tions 2.1 and 7.2 of the plan; unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated em-ployer contribution rate of at least 10 percent of compensa-tion, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the employer's non-highly compensated workforce.




                            SECTION 3

                      Basic Contributions


      3.1. Election of Participant. Subject to the terms and conditions of the plan, a participant may elect to have basic contributions made on his behalf under the plan for any plan year, beginning with the plan year in which he becomes a participant, in an amount not less than one-half of one percent nor more than six percent (in increments of one-tenth of one percent and/or whole percentages) of his earnings (as defined in subsection 3.3) for that year. Pursuant to the partici-pant's salary reduction authorization, such basic contributions shall be made on a before-tax basis by a reduction of the par-ticipant's earnings and a contribution of the amount of such reduction to the plan by the employers in accordance with sub-
section 4.1. Each such election by a participant under this subsection must be in writing and filed with the committee at such time and in such way as the committee determines.


      3.2. Changes in Basic Contributions. A participant may elect to change his basic contribution rate (but not retro-actively) within the limits specified above, as of any January 1, April 1, July 1 or October 1. A participant also may elect as of any such quarterly date to discontinue his basic contri-butions. A participant who has elected to discontinue basic contributions pursuant to this subsection may subsequently elect to resume such contributions as of any January 1, April 1, July 1 or October 1. Each such election must be in writing and filed with the committee at such time and in such way as the committee determines.


      3.3. Earnings. A participant's "earnings" means the total compensation that but for the participant's salary reduc-tion authorization under this plan, or his election of cafete-ria plan benefits under Section 125 of the Internal Revenue Code, would be payable to the participant by the employer for services rendered to the employer as an employee, including cash bonuses (other than insurance examination awards), commis-sions and overtime pay, but excluding any deferred bonuses, special allowances (e.g., car allowances, personal miles, house payment and moving expenses), imputed income on the value of group-term life insurance in excess of $50,000, gains from the exercise of stock options and compensation paid before the date as of which he became a participant in the plan, and excluding compensation for any year in excess of $150,000 (or such great-er amount as may be determined under Section 401(a)(17) of the Internal Revenue Code for that year).



      3.4. Maximum Dollar Limitation on Basic Contributions. The method of determining the amount of basic contributions described in subsection 3.1 is intended to qualify as a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. In no event shall the sum of: (i) total basic contributions under subsection 3.1 for any calendar year and
(ii) any other "elective deferrals" as defined in the Internal Revenue Code for any calendar year, exceed $7,000 (or such greater amount as determined under Internal Revenue Code
Section 402(g)(5) for years beginning after December 31, 1987. As of each December 31, the employers shall determine the total basic contributions made for each participant during the pre-ceding calendar year. In the event that the total amount of elective deferrals made in a calendar year exceeds the maximum dollar limitation for any participant ("excess deferrals"), such excess deferrals (and the earnings thereon) shall be paid to the participant by the following April 15. The earnings attributable to such excess deferrals shall be determined in accordance with subsection 4.4. If a participant's elective deferrals and basic contributions under this plan exceed the maximum dollar limitation for any calendar year, the partici-pant may notify his employer in writing no later than March 1 of his election to have all or a portion of the basic contribu-tions under this plan (and the earnings thereon) for that cal-endar year distributed to him by the April 15 following the end of such calendar year. The amount of excess deferrals returned to a participant shall be treated as a basic contribution for purposes of subsection 6.10 and for purposes of the actual deferral percentage tests described in subsection 4.2; however, excess deferrals by non-highly compensated employees shall not be taken into account under subsection 4.2 to the extent such excess deferrals are made under this plan or any other plan maintained by the employers.



                            SECTION 4

                    Employer Contributions


      4.1. Employer Contributions. Each employer will contribute to the trustee on behalf of each participant employ-ed by the employer the amount of basic contributions made from the participant's earnings from that employer in accordance with the participant's basic contribution election then in effect. Basic contributions will be paid to the trustee not later than thirty days after the end of the payroll period to which they pertain. Each employer also will contribute to the trustee on behalf of each participant employed by the employer a "matching contribution" equal to 25 percent of the amount of basic contributions made by the employer on behalf of such participant. Matching contributions will be paid to the trust-ee not later than thirty days after the end of the payroll period to which they pertain.


      4.2. Limitations on Contributions. Each employer's total contribution for a plan year is conditioned on its de-ductibility under Section 404 of the Internal Revenue Code, shall comply with the contribution limitations set forth in subsection 6.10 and, unless the employer specifies otherwise, shall not exceed an amount equal to the maximum amount deduct-ible on account thereof by the employer for purposes of federal taxes on income. In addition, notwithstanding the foregoing provisions of this Section 4, contributions under the plan will be subject to the following limitations:

     (a)  In no event shall the actual deferral
          percentage (as defined below) of highly
          compensated employees (as defined below) for any plan year exceed the greater of:

          (i)  The actual deferral percentage
               of all other eligible employees
               for such plan year multiplied by
               1.25; or

          (ii) The actual deferral percentage of all other eligible employees for such plan year multiplied by 2.0; provided that the actual deferral percentage of the highly compensated employees does not exceed that of all other eligible employees by more than 2 percentage points.


          The "actual deferral percentage" of a
          group of eligible employees for a plan year means the average of the ratios (determined separately for each eligible employee in such group) of: (i) the sum of the basic contributions credited to each such eligible employee's account (as described in subsection
          6.1) under this plan for such plan year; to (ii) the eligible employee's compensation (as defined in subsection 4.3) for such plan year. If, because of the foregoing limitations, a portion
          ("excess contributions") of an eligible
          employee's basic contributions cannot be credited to his account for a plan year, the eligible employee shall be deemed not to have elected to defer such excess contribution and the amount thereof (and any earnings thereon) shall be paid to the eligible employee in cash within two and one-half months after the end of that plan year, if practicable, and in any event, within 12 months after the end of that plan year. The eligible employee's matching contribution account balance shall be adjusted to take into account the excess contributions so paid. The maximum basic contributions permitted under the foregoing limitations shall be determined by reducing basic contributions credited to the accounts of highly compensated employees in the order of the actual deferral percentages of such employees beginning with the highest of such percentages first, in accordance with the leveling method described in Treasury
          Regulation Section 1.401(k)-1(f)(2). The earn-ings attributable to excess contributions dis-tributed hereunder shall be determined in accor-dance with subsection 4.4 below.

     (b)  In no event shall the contribution percentage
          (as defined below) of highly compensated employees
          (as defined below) for any plan year exceed the greater of:


          (i) The contribution percentage of all other eligible employees for such plan year multiplied by 1.25; or

          (ii) The contribution percentage of all other eligible employees for such plan year multiplied by 2.0; provided that the contribution percentage of the highly compensated employees does not exceed that of all other eligible employees by more than 2 percentage points.

          The "contribution percentage" of a
          group of eligible employees for a plan year means the average of the ratios (determined separately for each eligible employee in such group) of: (i) the matching contributions credited to each such eligible employee's account (as described in subsection 6.1) under this plan for such plan year; to (ii) the eligible employee's compensation (as defined in subsection 4.3) for such plan year. For purposes of the preceding sentence, in com puting the contribution percentage for any eligible employee who is a highly compensated employee and who is eligible to have employee voluntary after-tax or employer matching contributions allocated to his accounts under two or more plans maintained by the employer and described in Sections 401(a) or 401(k) of the Internal Revenue Code, the employee voluntary after-tax and employer matching contributions credited to such highly compensated employee's accounts under all such plans shall be aggregated. If, because of the foregoing limitations, a portion ("excess aggregate contributions") of an employee's matching contributions cannot be credited to his account for a plan year, the vested percentage of such excess aggregate contributions (and any earnings thereon) shall be paid to the eligible employee in cash, and the percentage that is not vested shall be forfeited and applied as a credit to the employer making such contribution (for the purpose of reducing such employer's future matching contributions) within two and one-half months after the end of that plan year, if prac-ticable, and in any event, within 12 months after the end of that plan year. The eligible employee's basic contribution account balance shall not be adjusted as a result of excess aggregate contributions so paid. The maximum amount of matching contributions permitted under the foregoing limitations shall be determined by reducing contributions credited to the accounts of highly compensated employees in the order of the contribution percentages of such employees beginning with the highest of such percentages first in accordance with the leveling method described in Treasury Regulation Section 1.401(m)-1(e)(2). The earnings attributable to excess aggregate contributions distributed here-under shall be determined in accordance with subsection 4.4 below. The determination of any excess aggregate contributions under this sub-paragraph 4.2(b) shall be made after determining any excess contributions under the actual defer-ral percentage tests described in subpara-graph 4.2(a) above.



     (c)  In accordance with Treasury
          Regulation Section 1.401(m)-2(c), multiple use of the alternative limitation which occurs as a result of testing under the limitations described in subparagraphs (a) and (b) above will be corrected in the manner described in Treasury Regulation
          Section 1.401(m)-1(e).  The term
          "alternative limitation" means the
          alternate tests described in subparagraphs
          (a)(ii) and (b)(ii) above.

For purposes of applying the limitations on contributions de-scribed in this subsection 4.2, a "highly compensated employee" means any present or former eligible employee who, during the current or immediately preceding plan year:

     (A)  was a 5 percent owner of the
          employer or controlled group member;

     (B)  received annual compensation from
          the employer and/or controlled group member of more than $75,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that year);



     (C)  received annual compensation from
          the employer and/or controlled group member of more than $50,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that year) and was in the top-paid 20% of the employees; or

     (D)  was an officer of the employer
          and/or controlled group member receiving annual compensation greater than 50% of the limitation in effect under Section
          415(b)(1)(A) of the Internal Revenue Code;
          provided , that for purposes of this
          subparagraph (D), no more than 50 employees of the employer (or if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers.

The term "eligible employee" includes any employee who meets the requirements of subparagraphs 2.1(a) and (b) irrespective of whether the employee has elected to become a participant in the plan pursuant to the provisions of subsection 2.2.


          4.3. Compensation. An employee's or participant's "compensation" means his total cash compensation for services rendered to the employer as an employee, determined in accor-dance with Section 415(c)(3) of the Internal Revenue Code and the regulations thereunder, but excluding compensation in ex-cess of $150,000 (or such greater amount as may be determined under Section 401(a)(17) of the Internal Revenue Code for that year). For purposes of determining who is a "highly compensat-ed employee" an employee's or participant's compensation also shall include all elective contributions made pursuant to Sec-tions 125 and 401(k) of the Code. Solely for purposes of ap-plying the actual deferral percentage and actual contribution percentage tests described in subparagraphs 4.2(a) and (b) above, the employers may elect for any plan year that compensa-tion also include all elective contributions made pursuant to Sections 125 and 401(k) of the Code; provided that, such elec-tion is made on a consistent and uniform basis with respect to all employees and all plans of the employers for any such year.


          4.4. Allocation of Earnings to Distributions of Ex-cess Deferrals, Excess Contributions and Excess Aggregate Con-tributions. The earnings allocable to distributions of excess deferrals required under subsection 3.4 and excess contribu-tions and excess aggregate contributions required under subsec-tion 4.2 shall be determined by multiplying the earnings at-tributable to the participant's basic contributions (for the calendar and/or plan year, whichever is applicable) or to the employer matching contributions for the plan year, as the case may be, by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance in the participant's applicable account or accounts on the last day of such year reduced by gains (or increased by losses) attributable to such account or accounts for such year. The earnings allocable to such excess deferrals, excess contribu-tions and excess aggregate contributions for the period between the end of the applicable year and the date of distribution shall be determined under the same fractional method described above or, alternatively, by multiplying 10 percent of the earn-ings determined for the applicable year above by the number of calendar months that have elapsed since the end of such year. For purposes of the foregoing, a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distri-bution occurring after such fifteenth day will be treated as having been made on the first day of the next subsequent month. Notwithstanding the foregoing, the income allocable to excess deferrals, excess contributions and excess aggregate contribu-tions may be determined by any reasonable, nondiscriminatory method selected by the committee, which method, at the discre-tion of the committee, may or may not provide for the alloca-tion of income for the gap period between the end of the appli-cable year and the date of distribution, provided that such method is used consistently for all participants and for all corrective distributions under the plan for an applicable year, and is used by the plan for allocating income to participants' accounts.


          4.5. Contribution of Old Republic Stock. Any por-tion of the employer contributions for any plan year to be invested in the ORI Stock Account (as defined is subparagraph 6.2(f)) may be made in cash or in the form of common or pre-ferred stock of Old Republic.


          4.6. Verification of Employer Contributions. If for any reason the company decides to verify the correctness of any amount or calculation relating to an employer contribution for any plan year, the certificate of an independent accountant selected by the company as to the correctness of any such amount or calculation shall be conclusive on all persons.


          4.7. No Interest in Employers. The employers shall have no right, title or interest in the trust fund, nor shall any part of the trust fund revert or be repaid to an employer, directly or indirectly, unless:

     (a)  the Internal Revenue Service
          initially determines that the plan, as
          applied to such employer, does not meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, in which event the contributions made to the plan by such employer shall be returned to it;

     (b)  a contribution is made by such
          employer by mistake of fact and such
          contribution is returned to the employer within one year after payment to the trustee; or

     (c)  a contribution conditioned on the
          deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the employer within one year after the disallowance of the deduction.

Contributions may be returned to an employer pursuant to sub-paragraph (a) above only if they are conditioned upon initial qualification of the plan, and an application for determination was made by the time prescribed by law for filing the employ-er's Federal income tax return for the taxable year in which the plan was adopted (or such later date as the Secretary of the Treasury may prescribe). The amount of any contribution that may be returned to an employer pursuant to subparagraph
(b) or (c) above must be reduced by any portion thereof previ-ously distributed from the trust fund and by any losses of the trust fund allocable thereto, and in no event may the return of such contribution cause any participant's account balances to be less than the amount of such balances had the contribution not been made under the plan.


                            SECTION 5

                    Period of Participation


          5.1. Settlement Date. A participant's "settlement date" will be the date on which his employment with all of the employers is terminated because of the first to occur of the following:

     (a)  Normal or Late Retirement.  The
          date of the participant's retirement on or after attaining age 65 years (his "normal retirement age"). A participant's right to his account balances shall be nonforfeitable on and after his normal retirement age. Notwithstanding the foregoing, the normal retirement age shall be age 60 for a participant who is employed by an employer as a licensed airplane pilot upon attainment of such age.

     (b)  Disability Retirement.  The date
          the participant is retired from the employ of all of the employers at any age because of disability (physical or mental), as determined by a qualified physician selected by the committee. A participant will be considered disabled for the purposes of this subparagraph if, on account of a disability, he is no longer capable of performing the duties assigned to him by his employer.

     (c)  Death.  The date of the participant's death.

     (d)  Resignation or Dismissal.  The
          date the participant resigns or is
          dismissed from the employ of all of the
          employers before he attains normal
          retirement age and for a reason other than disability retirement.

If a participant is transferred from employment with an employ-er to employment with a controlled group member then, for the purpose of determining when his settlement date occurs under this subsection 5.l, his employment with such controlled group member (or any controlled group member to which he is subse-quently transferred) shall be considered as employment with the employers.


          5.2. Restricted Participation. When payment of all of a participant's account balances is not made at his settle-ment date, or during any period in which a participant is transferred from employment with an employer to employment with a controlled group member, the participant or his beneficiary will be treated as a participant for all purposes of the plan, except as follows:

     (a)  No basic contributions may be
          made by the participant and the participant will not share in matching contributions, except as provided in subsection 6.7.

     (b)  The beneficiary of a deceased
          participant cannot designate a beneficiary under subsection 7.6.

                           SECTION 6

                  Investments and Accounting


          6.1. Participants' Accounts. The committee will maintain a "basic contribution account" in the name of each participant which will reflect basic contributions made on his behalf and a "matching contribution account" in the partici-pant's name which will reflect his share of matching contribu-tions under the plan. Each such account will be subdivided into separate subaccounts to reflect the participant's inter-est, if any, in each investment fund as described in subsection
6.2. The committee also may maintain such other accounts and subaccounts in the names of participants or otherwise as they consider advisable, including a "rollover account" for any participant for whom an amount is received under subsection
6.13. Unless the content indicates otherwise, references in the plan to a participant's "accounts" means all accounts main-tained in his name under the plan.


          6.2. Investment Funds. The trust fund will be di-vided into separate investment funds, and a participant's ac-counts will be invested in one or more of the investment funds, as provided in subsections 6.3 and 6.4. The investment funds will consist of the following:

     (a)  CIGNA Guaranteed Government
          Securities Account.  This fund will be
          invested primarily in short-term U.S.
          Treasury securities, obligations of
          governmental agencies and repurchase
          agreements collateralized by such Treasury or government agency obligations.

     (b)  CIGNA Guaranteed Long-Term
          Account.  This fund will be invested
          primarily in commercial mortgages, private placements and publicly traded bonds and short-term money market instruments for cash flow management.

     (c)  CIGNA Separate Account - Fidelity
          Advisor Income and Growth Fund. This fund will be invested in the Fidelity Advisor
          Income & Growth Fund, which invests
          primarily in a combination of common and preferred stocks, convertible securities and bonds, but which may also invest in foreign securities.

     (d)  CIGNA Stock Market Index Account.
          This fund will be invested primarily in
          common stocks reflecting the composition of the Standard and Poor's 500 Composite Stock
          Index.

     (e)  CIGNA Separate Account - Fidelity
          Advisor Growth Opportunities Fund. This fund will be invested in the Fidelity
          Advisor Growth Opportunities Fund which in invests primarily in common stocks and securities convertible into common stock, but which may also invest in all types of securities (including foreign securities).

     (f)  ORI Stock Account.  This fund
          will be invested in common or preferred
          stock of Old Republic ("Old Republic
          stock").

One or more of the investment funds described in subparagraph
(a) through (e) above may be invested by the trustee through the medium of an insurance contract (utilizing the general or separate accounts of the insurance company) or a common, col-lective or commingled trust fund maintained by a bank or trust company which is invested generally in property of the kind specified for the investment fund. The company, in its discre-tion, may direct the trustee to establish such investment funds or to terminate any of the investment funds as it shall from time to time consider appropriate and in the best interests of participants. The company also may direct the trustee to tem-porarily invest contributions in a short-term investment fund or cash transaction fund pending investment in an investment fund in order to allow time for investment processing.


          6.3. Elections by Participants. All employer match-ing contributions made on behalf of a participant under the plan will be invested in the ORI Stock Account. As of any accounting date (as defined in subsection 6.5), a participant may select one or more of the investment funds for investment (in one percent increments) of his basic contribution account and any future basic contributions to be credited to his ac-count. During any period in which a participant fails to make an election under this subsection 6.3, a participant's basic contribution account and basic contributions made on his behalf under the plan will be invested in the CIGNA Guaranteed Long-Term Account. As of any accounting date, a participant may elect to change his direction with respect to future basic contributions to be invested in the investment funds. Any election made under this subsection 6.3 shall be made at such time and in such manner as the committee shall determine and shall be effective only in accordance with such rules as the committee shall establish. The committee shall be responsible for carrying out the investment instructions of participants and providing information to participants regarding the investment funds.


          6.4. Transfers Between Funds. As of any accounting date (as defined in subsection 6.5), a participant may elect that all or part of his basic contribution account in an in-vestment fund (in one percent increments) shall be liquidated and the proceeds thereof transferred to one or more of the other investment funds; provided, however, no transfers may be made to the Guaranteed Government Securities Account. Each such election shall be made at such time and in such manner as the committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the committee. For purposes of the foregoing transfers between funds, in converting Old Republic stock to cash, or vice versa, the value of Old Republic stock shall be determined by the price at which Old Republic stock was acquired or sold by the trustee in order to make such transfers.


          6.5. Accounting Dates. The term "accounting date" means each business day of each calendar year.


          6.6. Adjustment of Participants' Accounts. Partici-pants' accounts shall be adjusted in accordance with the fol-lowing:

     (a)  The subaccounts of all
          participants invested in the ORI Stock
          Account shall be credited on each
          accounting date with the shares of Old
          Republic stock acquired since the preceding accounting date with their basic contributions, if any, invested in the ORI
          Stock Account and their share of matching contributions to be credited as of such date under subsection 6.7.

     (b)  The net credit balances in the
          subaccounts of all participants invested in each other investment fund shall be adjusted, upward or downward, pro rata, on each accounting date so that the total of the credit balances of such subaccounts will equal the then net worth of such funds. The "net worth" of such funds as at any date means the then net worth of such funds as determined in accordance with procedures established by the committee.

     (c)  As of each accounting date
          occurring on the last day of the plan year, an administrative charge shall be charged to such account of each participant as shall be designated by the committee on a uniform basis. The amount of such charge for a plan year shall be determined by the committee and communicated to participants prior to the end of that year.


          6.7. Crediting of Basic and Matching Contributions. Subject to subsection 6.10, within a reasonable time after receipt by the trust fund, each participant's basic contribu-tions shall be credited to his basic contribution account and each participant's matching contributions shall be credited to his matching contribution account.


          6.8. Dividends and Other Allocations. Any cash dividends received with respect to Old Republic stock previous-ly credited to participants shall be applied to purchase addi-tional shares of Old Republic stock. Such dividends and the additional shares (including fractional shares) subsequently purchased with the dividends shall be allocated and credited to the accounts of participants, pro rata, according to the shares (including fractional shares) credited to the accounts of par-ticipants on the applicable dividend record date. Any Old Republic stock received as a stock split or stock dividend or as a result of a reorganization or recapitalization of Old Republic shall be allocated and credited to the accounts of participants in proportion to the Old Republic stock previously credited to their accounts.


          6.9. Voting of Old Republic Stock; Tender Offers. The company shall notify participants of each meeting of the shareholders of Old Republic and shall furnish to them copies of the proxy statements and other communications distributed to shareholders in connection with any such meeting. The company also shall notify the participants that they are entitled to give the committee voting instructions as to the shares of Old Republic stock credited to their accounts. If a participant furnishes timely instructions to the committee, the committee shall direct the trustee to vote (in person or by proxy) the shares (including fractional shares) of Old Republic stock credited to the participant's accounts in accordance with the directions of the participant. The trustee shall not vote any shares as to which voting instructions are not received from participants, except that the committee, in its discretion may direct the trustee to vote shares that are held by the trust, but which have not been credited to a participant's account. Similarly, the company shall notify participants of any tender offer for, or a request or invitation for tenders of, Old Re-public stock, and shall request from each participant instruc-tions for the committee as to the tendering of Old Republic stock credited to his accounts. The committee shall direct to trustee to tender such Old Republic stock as to which it re-ceives (within the time specified in the notification) instruc-tions to tender. Any Old Republic stock allocated to the ac-counts of participants as to which instructions not to tender are received and as to which no instructions are received shall not be tendered. With respect to unallocated shares of Old Republic stock, the committee in its discretion may direct the trustee to tender or refrain from tendering such shares.


          6.10. Contribution Limitations. For each plan year, the "annual addition" (as defined below) to a participant's accounts under this plan and under any other defined contribu-tion plan maintained by the employer or controlled group member shall not exceed the lesser of (i) the sum of $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the calendar year which begins with or within that plan year) or (ii) 25 percent of the participant's compensation during that plan year. The term "annual addition" for any plan year means the sum of the following amounts allocated to a participant's accounts under any such plans for that year:

     (a)  employer contributions (including
          participant basic contributions);

     (b)  participant after-tax
          contributions; and

     (c)  remainders.

Any employer contributions which cannot be allocated to a par-ticipant because of the foregoing limitations shall be applied to reduce employer contributions in succeeding plan years, in order of time. In the case of any participant who was covered by both a defined benefit plan and a defined contribution plan of the employers, the benefits provided for him under both plans will be adjusted to the extent necessary to comply with the combined benefit and contribution limitations set forth in
Section 415 of the Internal Revenue Code and Section 1106 of the Tax Reform Act of 1986. In making such adjustments, the benefits that otherwise would have been payable to the partici-pant under the defined benefit plan will be limited first.


          6.11. Charging Distributions. All payments made to a participant or his beneficiary will be charged to the proper account or subaccount of such participant when made.


          6.12. Statement of Account. As soon as practicable after the each June 30 and December 31, each participant will be furnished with a statement reflecting the condition of his accounts and subaccounts in the trust fund. The committee may, but need not, furnish participants with such a statement on a more frequent basis if they deem such greater frequency to be desirable and practicable. No participant, except one autho-rized by the committee, shall have the right to inspect the records reflecting the accounts of any other participant.


          6.13. Rollovers. At the direction of the committee, and in accordance with such rules as the committee may estab-lish from time to time, rollovers described in Section 402(c) of the Internal Revenue Code, rollover contributions described in Section 408(d)(3) of the Internal Revenue Code and benefits of an employee under another plan which meets the requirements of Section 401(a) of the Internal Revenue Code may be received by the trustee, and will be credited to a rollover account established in the name of the employee. Any amount received by the trustee for an employee in accordance with the preceding sentence shall be subject to participant elections made pursu-ant to subsections 6.3 and 6.4, shall be adjusted from time to time in accordance with subsection 6.6 and shall be fully vest-ed in the employee for whom it is held under the plan.

          6.14. Transition Rules. Notwithstanding any plan provisions to the contrary, the following transition rules shall apply with respect to plan investments and accounting:

     (a)  In the absence of an election by the
          participant, the subaccounts of any participant invested in the Equity Fund offered under the plan immediately prior to January 1, 1994 (and commonly referred to as the Growth and Income
          Account) will be transferred effective as of such date to the Income and Growth Fund, and the subaccounts of any participant invested in the Short-Term Fund offered under the plan immedi-ately prior to January 1, 1994 (commonly re-ferred to as the Guaranteed Short-Term Account) will be transferred effective as of such date to the Guaranteed Government Securities Account.

     (b)  The accounting provisions of the plan
          in effect prior to January 1, 1994, including procedures for participant investment elections and any other plan provisions affected thereby, shall continue to apply for any reasonable period of time after January 1, 1994 as the committee may consider necessary and desirable for transition purposes until the committee fully implements the revisions in this Section
          6.

                           SECTION 7

                  Payment of Account Balances


          7.1. Retirement or Death. If a participant's em-ployment with all of the employers is terminated because of retirement under subparagraph 5.1(a) or (b), or if a partici-pant dies while in the employ of an employer, the balances in the participant's matching contribution account and basic con-tribution account shall be nonforfeitable and shall be distrib-utable to him, or in the event of his death to his beneficiary, within a reasonable time after his settlement date, in accor-dance with subsection 7.4.


          7.2. Resignation or Dismissal. If a participant resigns or is dismissed from the employ of all of the employers before retirement under subparagraph 5.l(a) or (b), the balance in his basic contribution account shall be nonforfeitable, and the balance in his matching contribution account on the date as of which distribution is to be made will be multiplied by the applicable percentage (his "vested percentage") from the fol-lowing table based upon the participant's number of years of service:

          Years of Service      Vested Percentage

             Less than 1                 0%
                 1                      10%
                 2                      20%
                 3                      30%
                 4                      40%
                 5                      60%
                 6                      80%
             7 or more                 100%

Such adjustments will be made within a reasonable time after his settlement date, and the balance in the participant's basic contribution account and the resulting balance in his matching contribution account will be distributable to the participant in accordance with subsection 7.4. A "year of service" shall mean any calendar year in which the participant has completed at least l,000 hours of service, except that for purposes of this subsection, years of service before the year in which the participant attains age 18 and years of service in which the employee was eligible to elect to participate in this plan but did not so elect for any part of such year shall be disregard-ed. A period of concurrent employment with two or more employ-ers or controlled group members will be considered as employ-ment with only one of them during the period. Notwithstanding the foregoing, termination of employment of a participant with an employer or a controlled group member will not interrupt his service for vesting computation purposes if, concurrently with or immediately after such termination, he is employed by one or more other employers or controlled group members.


          7.3. Remainders. The amount by which a partici-pant's matching contribution account is reduced under subsec-tion 7.2 shall be a "remainder." Within a reasonable time after a participant's settlement date, any remainder shall be liquidated and invested in the CIGNA Guaranteed Long-Term Ac-count for not more than thirty days after the end of the pay-roll period coincident with or next following the participant's settlement date, and then shall be applied to reduce employers' matching contributions. Earnings on such remainders will be applied to reduce employer's matching contributions on a quar-terly basis. If the participant is reemployed by an employer or controlled group member before he incurs five consecutive one-year breaks in service, the remainder shall be treated in the manner described in subsection 8.2. A "one-year break in service" shall occur on the accounting date at the end of any plan year during which a terminated employee or participant does not complete more than 500 hours of service.


          7.4. Manner of Distribution. Within a reasonable time after a participant's settlement date, and subject to the conditions set forth below, distribution of the net credit balances in the participant's accounts will be made to or for the benefit of the participant, or in the case of his death, to or for the benefit of his beneficiary, effective January 1, 1989, by one or more of the following methods:

     (a)  by payment in a lump sum (subject
          to subsection 7.7); or

     (b)  by purchase of a retirement
          annuity from the insurance company, with such provisions as the committee determines, subject to the following:

          (i)  The present
               value of the payments to be
               made under the retirement
               annuity to the participant
               shall be more than 50 percent
               of the present value of the
               total payments to be made to
               the participant and his co-
               annuitant or beneficiary.

          (ii) Payments under
               the retirement annuity must
               commence as of a date occurring
               no later than the participant's
               required commencement date (as
               described below).  The premium
               paid to the insurance company
               for a retirement annuity will
               be charged to the participant's
               accounts when paid.

          (iii)       Payments
               under the retirement annuity
               must be made over the life of
               the participant or over the
               lives of the participant and a
               designated co-annuitant (or
               over a period not extending
               beyond the life expectancy of
               the participant or the life
               expectancies of the participant
               and his designated co-annui-
               tant).

          (iv) An annuity
               contract may be assigned or
               transferred by the trustee to
               the person or persons who are
               entitled to payment under it,
               but, before an annuity contract
               is assigned or transferred, the
               contract will be made
               nontransferable except by
               surrender to the issuing
                company.

If a participant dies after his required commencement date (as defined below), the remaining portion of such benefits must be distributed over a period not exceeding the period over which payments were being made to the participant. If a participant dies before his required commencement date, his benefits must be distributed over a period not exceeding the greatest of:
(i) five years from the death of the participant; (ii) in the case of payments to a designated beneficiary other than the participant's spouse, the life expectancy of such beneficiary, provided payments begin within one year of the participant's death; or (iii) in the case of payments to the participant's spouse, the life expectancy of such spouse, provided payments begin by the date the participant would have attained age 70-1/2. Distribution of a participant's benefits must be made (or annuity payments must commence) not later than April 1 of the calendar year next following the calendar year in which the participant attains age 70-1/2. The date for commencement of distributions or payments in the immediately preceding sentence shall be referred to for purposes of this plan as the partici-pant's "required commencement date." Except as provided in subsections 7.5 and 7.7, a participant may select, in accor-dance with such rules as the committee may establish, the meth-od by which his benefits will be distributed to him; a partici-pant, if he so desires, may direct how his benefits are to be paid to his beneficiary; and the committee, after consulting with the beneficiary, shall select the method of distributing the participant's benefits to his beneficiary if the partici-pant has not filed a direction with the committee. Payment of a participant's benefits will be made (or will commence) within a reasonable time after his settlement date, but not later than 60 days after the close of the plan year in which his settle-ment date occurs or, if later, within 60 days of the date on which the amount of the payment can be ascertained by the com-mittee. Notwithstanding the foregoing, if the value of the participant's vested account balances is not greater than $3,500, the participant will receive a lump-sum distribution, and if such value exceeds $3,500, no distribution will be made to him prior to the participant's required commencement date unless he consents thereto. The notice required in connection with such consent by section 1.411(a)-11(c) of the Income Tax Regulations shall be given to a participant no less than 30 days and no more than 90 days before the participant's annuity starting date (as defined in Section 417(f) of the Internal Revenue Code). If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax regulations is given, provided that:

(1) the committee clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the participant, after receiving the notice, affirmatively elects a distribution.

Amounts not distributed in any plan year in accordance with the preceding sentences will be deemed to be deferred for distribution in a later plan year pursuant to the election of the participant. In the event a participant fails to make the required elections regarding distribution of his benefits within a reasonable time established by the committee in order for distributions or payments to be made by the participant's required commencement date, the participant will be deemed to have elected a lump-sum cash distribution subject to applicable federal income tax withholding.


          7.5. Joint and Survivor Annuity. If a married par-ticipant's settlement date occurs for a reason other than his death and distribution of his account is to be made by the purchase of an annuity pursuant to subparagraph 7.4(b) above, then such distribution will be made by purchase of a qualified joint and survivor annuity from an insurance company unless the participant elects otherwise. Such an election will be effec-tive only if (i) the participant's spouse consents to the elec-tion in writing, (ii) such election designates a beneficiary or form of payment which may not be changed without spousal con-sent or the consent of the spouse expressly permits designation by the participant without any requirement of further consent, and (iii) the consent of the spouse acknowledges the effect of the designation and is witnessed by a plan representative or notary public. The joint and survivor annuity form of payment shall provide for monthly payments for the life of the partici-pant with a survivor annuity for the life of his spouse in an amount equal to one-half of the amount of annuity payable dur-ing the joint lives of the participant and his spouse. At least nine months prior to the date as of which a married par-ticipant will attain normal retirement age (or as of such ear-lier date that a decision is made to distribute a married par-ticipant's account by purchase of an annuity), the committee shall furnish him with a written explanation of the terms and conditions of the joint and survivor annuity; the effect of an election not to receive his benefits in that form of annuity; the requirement of spousal consent to such an election; and the participant's right to make, and the effect of, a revocation of such election. An election not to receive distribution of an annuity in the joint and survivor form must be in writing on a form provided by the committee, signed by the participant and consented to by his spouse and may be made or revoked by the participant at any time within the 90-day period prior to com-mencement of his benefits.


          7.6. Designation of Beneficiary. Each participant from time to time, by signing a form furnished by the commit-tee, may designate any person or persons (who may be designated concurrently, contingently or successively) to whom his bene-fits are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the form is filed with the committee while the par-ticipant is alive and will cancel all beneficiary designations forms previously filed with the committee. Notwithstanding the foregoing, if a participant dies leaving a surviving spouse, such spouse shall be his sole, primary beneficiary unless the participant has designated another person or persons as his primary, sole or co-beneficiary and his spouse has consented thereto. Such spouse's consent must be in writing filed with the committee and must acknowledge the effect of the election and be witnessed by a committee member or a notary public. For purposes of this subsection 7.6, a participant's "surviving spouse" means the spouse to whom the participant was married at the earlier of the date of his death or the date payment of his benefits commenced, and who is living at the date of the par-ticipant's death. If a participant dies without leaving a surviving spouse, or having failed to designate a beneficiary as provided above, or if his spouse or designated beneficiary dies before him or before complete payment of the participant's benefits, the committee, in its discretion, may direct payment of the participant's benefits as follows:

     (a)  To or for the benefit of any one
          or more of his relatives by blood, adoption or marriage and in such proportions as the committee determines; or

     (b)  To the legal representative or
          representatives of the estate of the last to die of the participant and his designated beneficiary.

The term "designated beneficiary" as used in the plan means the person or persons (including a trustee or other legal represen-tative acting in a fiduciary capacity) designated by a partici-pant as his beneficiary in the last effective beneficiary des-ignation form filed with the committee under this subsection and to whom a deceased participant's benefits are payable under the plan. The term "beneficiary" as used in the plan means the natural or legal person or persons to whom a deceased partici-pant's benefits are payable under this subsection.


          7.7. Distribution of Old Republic Stock. The dis-tribution of a participant's matching contribution account and any portion of his basic contribution account which is invested in the ORI Stock Account will be distributed in the form of Old Republic stock unless the participant (or beneficiary who is to receive the distribution) elects to receive the distribution in the form of cash. The distribution of any portion of a partic-ipant's basic contribution account which is not invested in the ORI Stock Account will be distributed in cash unless the par-ticipant (or beneficiary who is to receive the distribution) elects to receive the distribution in the form of Old Republic stock. If the participant or his beneficiary is to receive a distribution in the form of Old Republic stock, fractional shares nevertheless will be paid in cash. In converting Old Republic stock to cash, or vice versa, for purposes of this subsection, the value of Old Republic stock shall be determined by the price at which Old Republic stock was acquired or sold by the trustee in order to make such distribution.


          7.8. Missing Participants or Beneficiaries. Each participant and each designated beneficiary must file with the committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a participant or beneficiary at his last post office address filed with the committee, or if no address is filed with the committee then, in the case of a participant, at his last post office address as shown on the employers' records, will be binding on the participant and his beneficiary for all purposes of the plan. Neither the employ-ers nor the committee will be required to search for or locate a participant or beneficiary. If the committee notifies a participant or beneficiary that he is entitled to a payment and also notify him of the provisions of this subsection, and the participant or beneficiary fails to claim his benefits or make his whereabouts known to the committee within three years after the notification, the benefits of the participant or beneficia-ry will be disposed of as follows:

     (a)  If the whereabouts of the
          participant then is unknown to the
          committee but the whereabouts of the
          participant's designated beneficiary then is known to the committee, payment will be made to the designated beneficiary;

     (b)  If the whereabouts of the
          participant and the participant's
          designated beneficiary then is unknown to the committee but the whereabouts of one or more relatives by blood, adoption or marriage of the participant is known to the committee, the committee may direct payment of the participant's benefits to one or more of such relatives and in such proportions as the committee decides; or

     (c)  If the whereabouts of such
          relatives and the participant's designated beneficiary then is unknown to the committee, the benefits of such participant or beneficiary will be disposed of in an equitable manner permitted by law under rules adopted by the committee.


          7.9. Facility of Payment. When a person entitled to benefits under the plan is under legal disability, or, in the committee's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the committee may di-rect payment of the benefits to such person's legal representa-tive, or to a relative or friend of such person for such per-son's benefit, or the committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan.


          7.10. Hardship Withdrawals - Basic Contributions. A participant may elect a withdrawal of all or any portion of the balance in his basic contribution account in accordance with applicable rules established by the committee and subject to a determination by the committee that a withdrawal is necessary due to an immediate and heavy financial need of the participant in accordance with the following rules:

     (a)  Hardship withdrawals may be made
          for the following financial hardships:
          significant medical expenses of the
          participant or family member or other
          financial emergency relating to the
          occurrence of an accident or sickness with respect to a family member (not covered by insurance or other coverages); the purchase of a primary residence (excluding mortgage payments); expenses for post-secondary education for the participant, his or her spouse, children or dependents; the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence; the funeral expenses of a family member; the need to prevent imminent bankruptcy; loss of employment by a principal wage earner in the participant's household making the family unable to meet fixed monthly expenses; an IRS lien on wages of a principal wage earner in the participant's household; lump sum payments required by a divorce decree or child support court order; and other disaster or casualty losses of the participant.

     (b)  If the committee determines that
          a financial hardship exists, the
          participant must represent to the committee by written certification that the financial need cannot be relieved by any of the following means:


          (i)  reimbursement or
               compensation by insurance or
               otherwise;

          (ii) reasonable
               liquidation of the
               participant's assets (to the
               extent that a liquidation would
               not itself cause an immediate
               and heavy financial need) in-
               cluding assets of the spouse
               and minor children that are
               reasonably available to the
               participant;

          (iii)cessation
               of basic contributions under
               this plan, other distributions
               or loans from this plan or any
               other plans maintained by the
               employer or any other employer;
               and

          (iv) loans from
               commercial sources on
               reasonable commercial terms.

     (c)  If the committee determines that
          the foregoing requirements have been
          satisfied, the committee will determine the amount of the withdrawal necessary to satisfy the hardship need of the participant and will direct the trustee to distribute such amount to the participant.
          The amount of any withdrawal may be
          adjusted to take into account federal
          income taxes required to be withheld from the withdrawal.

No withdrawal shall be permitted under this subsection 7.10 until the vested balance in the participant's matching contri-bution account and his rollover account, if any, has been or coincident with a withdrawal request under this subsection will be fully withdrawn pursuant to the provisions of subsection
7.11. Notwithstanding the foregoing, a participant may not elect a hardship withdrawal from that portion of his basic contribution account balance which consists of income allocable to such account credited thereto on or after January 1, 1989.


          7.11. Hardship Withdrawals - Matching Contributions and Rollover Account. A participant may elect a withdrawal of all or any portion of the vested balance in his matching con-tribution account and his rollover account in accordance with applicable rules established by the committee provided that the committee determines that a bona fide financial hardship ex-ists, as described in subparagraph 7.10(a) above. If the com-mittee determines that a financial hardship exists, the commit-tee will direct the trustee to distribute the amount requested to the participant.

          7.12. Direct Transfer of Eligible Rollover Distribu-tions. This subsection 7.12 applies to distributions made on or after January 1, 1993.

     (a)  Notwithstanding any provision of
          the plan to the contrary that would
          otherwise limit a distributee's election under this subsection 7.12, a distributee may elect, at the time and in the manner prescribed by the committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b)  An eligible rollover distribution
          is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
          any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under section
          401(a)(9) of the Internal Revenue Code.

     (c)  An eligible retirement plan is an
          individual retirement account described in
          section 408(a) of the Internal Revenue
          Code, an individual retirement annuity
          described in section 408(b) of the Internal
          Revenue Code or a qualified trust described in section 401(a) of the Internal Revenue
          Code, that accepts the distributee's
          eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (d)  A distributee includes an
          employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Internal
          Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

     (e)  A direct rollover is a payment by
          the plan to the eligible retirement plan specified by the distributee.




                           SECTION 8

                         Reemployment


          8.1. Resumption of Participation. If an employee who has participated in the plan should terminate employment with all the employers and such employee is subsequently reem-ployed by an employer, he may elect to again become a partici-pant as of any subsequent quarterly entry date and the years of service he was entitled at the time of termination shall be reinstated; provided, that if such employee had a salary reduc-tion authorization in effect at the time of his termination, he may elect to again become a participant as of his date of re-hire. If an employee who has never participated in the plan should terminate employment and then is subsequently reemployed by an employer, his eligibility for participation shall be determined in accordance with subsection 2.1, he may elect to become a participant as of any subsequent quarterly entry date if he had met the requirements of subparagraphs 2.1(a) and (b) prior to his termination, and the years of service he had ac-crued prior to his termination shall be disregarded for purpos-es of subsection 7.2 only if his number of consecutive one-year breaks in service occurring after his termination equal or exceed the greater of (i) five, or (ii) his years of service prior to his termination. In no event shall years of service occurring after a participant incurs five consecutive one-year breaks in service be used to determine the percentage of his matching contribution account to which he was entitled as of a prior settlement date.


          8.2. Reinstatement of Remainder. If a participant whose employment had terminated because of resignation or dis-missal is reemployed by an employer or controlled group member before he incurs "five consecutive one-year breaks in service," any remainder resulting from his prior resignation or dismissal shall again be credited to his matching contribution account as of the accounting date coincident with or next following his date of reemployment as of which matching contributions are to be credited under subsection 6.7. Remainders that are again to be credited to a participant's matching contribution account as of a accounting date under this subsection 8.2 shall reduce: first, remainders to be applied to reduce employers' matching contributions as of that date under subsection 7.3; and then, income and gains of the trust fund to be credited as of that date under subsection 6.6. If the amount available from the preceding sources is less than the amount of remainders to be credited to a participant's matching contribution account under this subsection 8.2, the employers shall contribute such addi-tional amount as is necessary to make up the difference. If such participant's subsequent settlement date occurs because of resignation or dismissal and the participant is not entitled to the full balance in his matching contribution account, the amount distributed under subsection 7.4 from his matching con-tribution account will be determined in accordance with the following:

     (a)  First, the amount of the
          distribution received by the participant from his matching contribution account because of his prior resignation or dismissal shall be added to the balance in his matching contribution account as of the accounting date coincident with or next preceding his subsequent settlement date.

     (b)  Next, the amount determined under
          subparagraph (a) above shall be multiplied by the vesting percentage applicable at his subsequent settlement date under subsection
          7.2.

     (c)  Finally, the amount determined
          under subparagraph (b) above shall be
          reduced by the amount of the distribution received by the participant from his matching contribution account because of his prior resignation or dismissal.

The remaining portion of the participant's matching contribu-tion account will be treated as a remainder and will be subject to the provisions of subsection 7.3.

                            SECTION 9

                         The Committee


          9.1. Membership. A committee consisting of three or more persons (who may but need not be employees of the employ-ers) shall be appointed by the company. The Secretary of the company shall certify to the trustee from time to time the appointment to (and termination of) office of each member of the committee and the person who is selected as secretary of the committee.


          9.2. Committee's General Powers, Rights and Duties. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the commit-tee elsewhere in the plan and the trust agreement, the commit-tee shall have the following discretionary powers, rights and duties:

     (a)  To select a secretary, if it
          believes it advisable, who may but need not be a committee member.

     (b)  To construe and interpret the
          provisions of the plan and make factual
          determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties.

     (c)  To adopt such rules of procedure
          and regulations as in its opinion may be necessary for the proper and efficient administration of the plan and as are consistent with the plan and trust agreement.

     (d)  To enforce the plan in accordance
          with the terms of the plan and the trust agreement and the rules and regulations adopted by the committee as above.

     (e)  To direct the trustee in respect
          to payments or distributions from the trust fund in accordance with the provisions of the plan.

     (f)  To furnish the employers with
          such information as may be required by them for tax or other purposes in connection with the plan.

     (g)  To employ agents, attorneys,
          accountants or other persons (who also may be employed by the employers) and to allocate or delegate to them such powers, rights and duties as the committee may consider necessary or advisable to properly carry out administration of the plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.


          9.3. Manner of Action. During a period in which two or more committee members are acting, the following provisions apply where the context admits:

     (a)  A committee member by writing may
          delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

     (b)  The committee members may act by
          meeting or by writing signed without
          meeting, and may sign any document by
          signing one document or concurrent
          documents.

     (c)  An action or a decision of a
          majority of the members of the committee as to a matter shall be as effective as if taken or made by all members of the committee.

     (d)  If, because of the number
          qualified to act, there is an even division of opinion among the committee members as to a matter, a disinterested party selected by the committee shall decide the matter and his decision shall control.

     (e)  Except as otherwise provided by
          law, no member of the committee shall be liable or responsible for an act or omission of the other committee members in which the former has not concurred.

     (f)  The certificate of the secretary
          of the committee or of a majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.


          9.4. Interested Committee Member. If a member of the committee is also a participant in the plan, he may not decide or determine any matter or question concerning distribu-tions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determina-tion could be made by him under the plan if he were not serving on the committee.


     9.5. Resignation or Removal of Committee Members. A member of the committee may be removed by the company at any time by 10 days' prior written notice to him and the other members of the committee. A member of the committee may resign at any time by giving 10 days' prior written notice to the company and the other members of the committee. The company may fill any vacancy in the membership of the committee; pro-vided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the commit-tee.


          9.6. Committee Expenses. All costs, charges and expenses reasonably incurred by the committee will be paid by the employers in such proportions as the company may direct. No compensation will be paid to a committee member as such.


          9.7. Information Required by Committee. Each person entitled to benefits under the plan shall furnish the committee with such documents, evidence, data or information as the com-mittee considers necessary or desirable for the purpose of administering the plan. The employers shall furnish the com-mittee with such data and information as the committee may deem necessary or desirable in order to administer the plan. The records of the employers as to an employee's or participant's period of employment, hours of service, termination of employ-ment and the reason therefor, leave of absence, reemployment and earnings will be conclusive on all persons unless deter-mined to the committee's satisfaction to be incorrect.


          9.8. Uniform Rules. The committee shall administer the plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.


          9.9. Review of Benefit Determinations. The commit-tee will provide notice in writing to any participant or bene-ficiary whose claim for benefits under the plan is denied and the committee shall afford such participant or beneficiary a full and fair review of its decision if so requested.


          9.10. Committee's Decision Final. Subject to appli-cable law, any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the com-mittee made by the committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the committee shall make such adjustment on account thereof as it considers equitable and practicable.

                          SECTION 10

                      General Provisions


          10.1.  Additional Employers.  Any subsidiary or af-
filiate of the company may adopt the plan and become a party to the trust agreement by:

     (a)  Filing with the company a written
          instrument to that effect; and

     (b)  Filing with the company a written
          instrument by which the Executive Committee of the company consents to such action.


          10.2. Action by Employers. Any action required or permitted to be taken by an employer under the plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.


          10.3. Waiver of Notice. Any notice required under the plan may be waived by the person entitled to such notice.


          10.4. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.


          10.5. Controlling Law. Except to the extent super-seded by laws of the United States, the laws of Illinois shall be controlling in all matters relating to the plan.


          10.6. Employment Rights. The plan does not consti-tute a contract of employment, and participation in the plan will not give any employee the right to be retained in the employ of his employer, nor any right or claim to any benefit under the plan, unless such right or claim has specifically accrued under the terms of the plan.


          10.7. Litigation by Participants. If a legal action begun against the trustee, an employer or the committee or any member thereof by or on behalf of any person results adversely to that person, or if a legal action arises because of con-flicting claims to a participant's or other person's benefits, the cost to the trustee, the employers or the committee or any member thereof of defending the action will be charged to the extent permitted by law to the sums, if any, which were in-volved in the action or were payable to the person concerned.


          10.8. Interests Not Transferable. The interests of persons entitled to benefits under the plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act or pursuant to a qualified domes-tic relations order as defined in Section 414(p) of the Inter-nal Revenue Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.


          10.9. Absence of Guaranty. Neither the committee nor the employers in any way guarantee the trust fund from loss or depreciation. The liability of the trustee or the committee to make any payment under the plan will be limited to the as-sets held by the trustees which are available for that purpose.


          10.10. Evidence. Evidence required of anyone under the plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                          SECTION 11

                   Amendment and Termination


          11.1. Amendment. While the employers expect and intend to continue the plan, the company reserves the right to amend the plan from time to time in whole or in part with the consent of the Executive Committee of the company, except as follows:

     (a)  The duties and liabilities of the
          committee cannot be changed substantially without its consent;

     (b)  No amendment shall reduce the
          value of a participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the employers on the date of the amendment; and

     (c)  Except as provided in Section 4,
          under no conditions shall an amendment
          result in the return or repayment to any employer of any part of the trust fund or the income from it or result in the distribution of the trust fund for the benefit of anyone other than persons entitled to benefits under the plan.


          11.2. Termination. The plan will terminate as to all employers on any date specified by the company with the consent of the Executive Committee of the company if thirty days' advance written notice of the termination is given to the committee, the trustee and the other employers. The plan will terminate as to an individual employer on the first to occur of the following:

     (a)  The date it is terminated by that
          employer if 30 days' advance written notice of the termination is given to the committee, the trustee and the other employers.

     (b)  The date that employer is
          judicially declared bankrupt or insolvent.

     (c)  The date that employer completely
          discontinues its contributions under the plan.

     (d)  The dissolution, merger, consolidation
          or reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that:

          (i)  in any such
               event arrangements may be made
               with the consent of the company
               with the consent of the
               Executive Committee of the
               company whereby the plan will
               be continued by any successor
               to that employer or any
               purchaser of all or substan-
               tially all of its assets, in
               which case the successor or
               purchaser will be substituted
               for that employer under the
               plan and the trust agreement;
               and

          (ii) if an employer
               is merged, dissolved, or in any
               other way reorganized into, or
               consolidated with, any other
               employer, the plan as applied
               to the former employer will
               automatically continue in
               effect without a termination
               thereof.


          11.3. Vesting and Distribution on Termination. If the plan as applied to all of the employers is terminated or partially terminated for any reason, then, after all adjust-ments then required as of the date of such termination or par-tial termination have been made, each affected participant's benefits will be nonforfeitable. If, on termination of the plan, the participant remains an employee of an employer, the amount of his benefits shall be retained in the trust fund until his termination of employment with all of the employers and then shall be paid to him in accordance with the provisions of subsection 7.4. In the event that the participant's employ-ment with all of the employers is terminated coincident with the termination of the plan, his benefits shall be paid to him in a lump sum.


          11.4. Notice of Amendment or Termination. Partici-pants will be notified of an amendment or termination of the plan within a reasonable time.


          11.5. Plan Merger, Consolidation, Etc. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant's benefits if the plan terminated immediately after such merger, consolida-tion or transfer shall be equal to or greater than the benefits he would have been entitled to receive if the plan had termi-nated immediately before the merger, consolidation or transfer.

                          SUPPLEMENT A

               Special Rules for Top-Heavy Plans


     A-1.  Purpose and Effect.
The purpose of this Supplement A is to comply with the requirements of Section 416 of the Internal Revenue Code of 1954. The provisions of this Supplement A shall be effective for each plan year beginning after December 31, 1983 in which the plan is a "top-heavy plan" within the meaning of Section 416(g) of the Internal Revenue Code.

     A-2.  Top-Heavy Plan.
In general, the plan will be a top-heavy plan for any plan year if, as of the last day of the preceding plan year (the "determination date"), the aggregate account balances of participants who are key employees (as defined in Section 416(i)(1) of the Internal Revenue Code) exceed 60 percent of the aggregate account balances of all participants. In making the foregoing determination, the following special rules shall apply:

     (a)  A participant's account balances
          shall be increased by the aggregate
          distributions, if any, made with respect to the participant during the 5-year period ending on the determination date.

     (b)  The account balances of a
          participant who was previously a key
          employee, but who is no longer a key
          employee, shall be disregarded.

     (c)  The accounts of a beneficiary of
          a participant shall be considered accounts of the participant.

     (d)  The account balances of a
          participant who did not perform any
          services for the employers during the
          5-year period ending on the determination date shall be disregarded.

      A-3. Key Employee. In general, a "key employee" is an employee who, at any time during the 5-year period ending on the determination date, is:

     (a)  an officer of an employer
          receiving annual compensation greater than
          150% of the limitation in effect under
          Section 415(c)(1)(A) of the Internal
          Revenue Code; provided, that for purposes of this subparagraph (a), no more than 50 employees of the employers (or, if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers;

     (b)  one of the ten employees
          receiving annual compensation from the
          employers of more than the limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code and owning the largest interests in the employers;

     (c)  a 5 percent owner of an employer; or

     (d)  a 1 percent owner of an employer
          receiving annual compensation from the
          company of more than $150,000.

      A-4. Minimum Vesting. For any plan year in which the plan is a top-heavy plan, a participant's vested percentage in his matching contribution account shall not be less than the percentage determined under the following table:

     Years of Service        Vested Percentage

      Less than 2                    0
           2                        20
           3                        40
           4                        60
           5                        80
        6 or more                  100

If the foregoing provisions of this paragraph A-4 become effec-tive, and the plan subsequently ceases to be a top-heavy plan, each participant who has then completed five or more years of service may elect to continue to have the vested percentage of his matching contribution account determined under the provi-sions of this paragraph A-4.

      A-5. Minimum Employer Contribution. For any plan year in which the plan is a top-heavy plan, the employer con-tribution and remainders, if any, credited to each participant who is not a key employee shall not be less than 3 percent of such participant's compensation for that year. In no event, however, shall the employer contribution and remainders credit-ed in any year to a participant who is not a key employee (ex-pressed as a percentage of such participant's compensation) credited in that year to a key employee (expressed as a per-centage of such key employee's compensation). In computing the employer contribution under this paragraph A-5, remainders allocated to a participant's account shall be considered an employer contribution but participant basic contributions shall not be considered employer contributions.

      A-6. Aggregation of Plans. In accordance with Section 416(g)(2) of the Internal Revenue Code, other plans maintained by the employers may be required or permitted to be aggregated with this plan for purposes of determining whether the plan is a top-heavy plan.

      A-7. No Duplication of Benefits. If the employers maintain more than one plan, the minimum employer contribution otherwise required under paragraph A-5 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum contributions or benefits.

      A-8. Adjustment of Combined Benefit Limitations. For any plan year in which the plan is a top-heavy plan, par-ticipants' benefits will be adjusted to the extent necessary to comply with the combined benefit limitations in Sections 415(e) and 416(h) of the Internal Revenue Code.

      A-9. Use of Terms. All terms and provisions of the plan shall apply to this Supplement A, except that where the terms and provisions of the plan and this Supplement A con-flict, the terms and provisions of this Supplement A shall govern.

                          SUPPLEMENT B

                        Transfer to
                  Great West Casualty Company
                      Profit Sharing Plan


      B-1.  Introduction; Purpose.  Great West Casualty
Company ("Great West"), an employer, maintains Great West Casu-alty Company Profit Sharing Plan (the "Great West Plan"). The purpose of this Supplement B is to provide for the transfer of a portion of the plan to the Great West Plan.

      B-2. Transfer of Plan. Effective as of the close of business of the company on December 31, 1993 (the "Transfer Date") the portion of the plan attributable to participants employed by Great West, Joe Morten & Son, Inc., Dornberger/Berry & Company, Midwest Insurance, Inc., Motor-Ways, Inc., National Adjustment Company and Truckmen's Underwriters Agency, Inc. (referred to collectively herein as the "Transferred Companies") will be transferred to the Great West Plan, and the Transferred Companies shall cease to be employers hereunder. Participants employed by the Transferred Companies shall be referred to herein as "Great West Participants," and shall include participants whose employment with the Transferred Companies previously had terminated but who had not received distribution of their entire benefits under the plan.

      B-3. Transfer of Assets. By agreement made on June 7, 1983, the company established the Bitco Savings Trust (the "trust") to serve as the funding vehicle for the plan. The assets of the trust equal to the account balances of Great West Participants (determined as of the Transfer Date, after the adjustments provided for under subsection 6.6 have been made) shall be transferred to the trustees of Great West Casualty Company Profit Sharing Trust (the "Great West Trust"), which serves as the funding vehicle for the Great West Plan, on or as soon as practicable after the Transfer Date, but in no event earlier than thirty days after the Internal Revenue Service has been notified of such transfer in accordance with Section 6058(b) of the Internal Revenue Code. Such transfer of assets shall be made in accordance with Sections 401(a)(12) and 414(l) of the Internal Revenue Code and the regulations thereunder. Upon acceptance by the trustees under the Great West Trust, the plan and trust shall have no further liability to Great West Participants or their beneficiaries with respect thereto. Any account balances of the Great West Participants invested in Old Republic stock will be transferred in kind. All assets transferred to the Great West Plan and the Great West Trust shall be held, administered and distributed in accordance with the terms thereof, the Code (including, but not limited to, Section 411(d)(6) thereof) and any applicable regulations thereunder.

      B-4. Transfer of Records. As soon as practicable after the Transfer Date, the committee shall transfer to the trustees responsible for the administration of the Great West Plan all administrative records maintained with respect to Great West Participants.

      B-5. Use of Terms. Terms used in this Supplement B with respect to the Great West Plan and terms used in this Supplement B with respect to the plan shall, unless defined in this Supplement B, have the meanings of those terms as defined in the Great West Plan or the plan, as the case may be. All of the terms and provisions of the plan shall apply to this Sup-plement B except where the terms of the plan and this Supple-ment B conflict, the terms of this Supplement B shall govern."